UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 8, 2010

First Financial Holdings, Inc. (Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina  29406
(Address of principal executive offices)

Registrant's telephone number (including area code):  (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 -- Regulation FD

Item 7.01 Regulation FD Disclosure

In the press release dated January 8, 2010, First Financial Holdings, Inc. announced increase in loan loss provision for first quarter of FY 2010.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit (99.1). Press release dated January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ R. Wayne Hall

R. Wayne Hall
Executive Vice President
and Chief Financial Officer

Date: January 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Financial Holdings, Inc. announces increase in loan loss provision for first quarter.